CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Reed’s, Inc. of our report dated March 23, 2016, relating to the financial statements of Reed's, Inc. as of December 31, 2015 and 2014 and for the years then ended, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission. We also consent to the reference to us under the caption “Experts” in the Prospectus.

Weinberg & Company, P.A.

Los Angeles, California

June 23, 2016